SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement               [ ] Confidential, For Use of the
[ ] Definitive Proxy Statement                    Commission Only (as permitted
[ ] Definitive Additional Materials               by Rule 14a-6(e)(2)?
[ ] Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12


                                NetCurrents, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X]  No Fee Required
    [ ]  Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

-------------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

-------------------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
    (3)  Filing party:

-------------------------------------------------------------------------------
    (4)  Date filed:

-------------------------------------------------------------------------------

                                NETCURRENTS, INC.
                       9720 WILSHIRE BOULEVARD, SUITE 700
                         BEVERLY HILLS, CALIFORNIA 90212
                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 16, 2001

TO OUR STOCKHOLDERS:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders of NetCurrents, Inc., a Delaware corporation (the "Company") will be held at the Beverly Radisson Pavilion Hotel, located at 9360 Wilshire Boulevard, Beverly Hills, California 90212, on July 16, 2001 at 10:00 a.m., local time, for the following purposes:

     1. To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

     2. To approve an amendment to our Restated Certificate of Incorporation, as amended, to change our company's name to NetCurrents Information Services, Inc.

     3. To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the aggregate number of shares of common stock authorized for issuance from 50,000,000 shares to 100,000,000 shares.

     4. To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of our Common Stock, at a ratio between one-for-three and one-for-five to be determined at the discretion of the Board of Directors.

     5.   To approve our 2001 Stock Incentive Plan.

     6. To vote on a stockholder proposal requesting that the Board of Directors either call for immediate payment on two existing promissory notes or seek payment on those notes at the earliest date provided for under the notes.

     7. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of record of our Common Stock at the close of business on JUNE 8, 2001, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /S/ IRWIN MEYER
                                            ----------------------------------
                                            Irwin Meyer
                                            CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                            OF THE BOARD OF DIRECTORS

Beverly Hills, California
June __, 2001


================================================================================
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
================================================================================

                                NETCURRENTS, INC.
                       9720 WILSHIRE BOULEVARD, SUITE 700
                         BEVERLY HILLS, CALIFORNIA 90212
                                ----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 16, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of NetCurrents, Inc., a Delaware corporation (the "Company," "we," or "us"), for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Beverly Radisson Pavilion Hotel, 9360 Wilshire Boulevard, Beverly Hills, California 90212, on July 16, 2001 at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board's Proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will unless otherwise directed by the stockholder be voted in accordance with the recommendations of the Board set forth in this Proxy Statement. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

         The close of business on JUNE 8, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. A stockholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting.

         As of June 8, 2001, we had 34,047,021 shares of its common stock, par value $0.001 per share (the "Common Stock") outstanding, and we had approximately 253 stockholders of record. The Common Stock is the only outstanding class of our securities entitled to vote at the Annual Meeting.

         This Proxy Statement and the accompanying Proxy were mailed to stockholders on or about June __, 2001.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         In accordance with our Bylaws (the "Bylaws"), our directors are elected at each Annual Meeting of Stockholders and hold office until the next election of directors and until their successors are duly elected. The Bylaws provide that the Board shall consist of no fewer than two and no more than nine directors as determined from time to time by the Board. The Board currently consists of six directors.

          The Board has nominated Messrs. Ivan Berkowitz, Arthur H. Bernstein, Evan M. Levine, Stanley Graham, Michael Iscove and Irwin Meyer to serve as our directors for a one-year term. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees. Each nominee, if elected, will hold office until the 2001 Annual Meeting of Stockholders at which time his term of office expires, and until his successor is elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with our Bylaws. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of other persons for the office of director as the Board may recommend in the place of the nominee.

         The six nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE SIX NOMINEES NAMED BELOW, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

NOMINEES

The names of the nominees and certain information about them, as of April 30, 2001, is set forth below.

     NAME                       AGE       POSITION
     ----                       ---       ---------
     Irwin Meyer                65        Chief Executive Officer, Chairman of
                                             the Board of Directors
     Arthur H. Bernstein        38        Executive Vice President, Secretary,
                                             and Director
     Michael Iscove (1)         50        Chief Financial Officer, Director
     Evan M. Levine (2)         35        Director
     Ivan Berkowitz (1)(2)      54        Director
     Stanley Graham (1)(2)      55        Director

(1)      Audit Committee Member
(2)      Compensation Committee Member

IRWIN MEYER has been a director of our company since its inception in 1989 and has served as our Chief Executive Officer since February 1995. Since October 1997, Mr. Meyer has been Chairman of the Board of Directors. At various times prior to October 1997, Mr. Meyer has served as our Chairman of the Board (April 1996-October 1997; January 1991-June 1992); Co-Chairman of the Board (February 1990-December 1990) and President (February 1995-October 1997). From 1988 to July 1994, Mr. Meyer was a director of Ventura Entertainment Group Ltd., our former parent company ("Ventura"), and from May 1988 to December 1990, Mr. Meyer was President of Ventura. Mr. Meyer was an executive producer of seven of our made-for-television movies. In 1995, he was nominated for Producer of the Year by the Producers Guild of America. Mr. Meyer received the Antoinette Perry ("Tony") Award, the New York Drama Critics Circle Award, the Drama Desk Award, the Outer Critics Circle Award and the Cue Magazine Golden Apple Award for his 1977 production of the musical "Annie." Mr. Meyer is a member of the Academy of Motion Picture Arts and Sciences and the Academy of Television Arts and Sciences. He holds a B.S. from New York University.

ARTHUR H. BERNSTEIN has been a director of our company since February 1995 and has served as our Executive Vice President since October 1997 as well as our Secretary since March 1995. Between June 1992 and October 1997, Mr. Bernstein served as our Senior Vice President and was our Vice President-Business and Legal Affairs from September 1991 to June 1992. Prior to this, Mr. Bernstein was a Director of Legal and Business Affairs for New World Entertainment Ltd. from July 1989 to August 1991. From 1987 to June 1989, he was Assistant General Counsel of Four Star International, Inc. Mr. Bernstein received a B.S. in finance and marketing from Philadelphia College of Textiles and Sciences in 1984 and his law degree from Temple University in 1987.

MICHAEL ISCOVE has been a director of our company since October 1997 and our Chief Financial Officer since March 1, 2000. From June 1995 to date, Mr. Iscove has served as the Chairman, President and Chief Executive Officer of Sirius Corporate Finance Inc. Prior to that, Mr. Iscove was the President of Creative Fusion Limited from April 1989 to June 1995. In 1978, Mr. Iscove received a Chartered Accountants designation in accounting from The Canadian Institute of Chartered Accountants. In 1972, Mr. Iscove received a B.A. degree in English from York University, Toronto, Canada.

EVAN M. LEVINE is a new nominee for the Board of Directors of our company. From September 1997 through March 2001, Mr. Levine served as the Managing Principal and Director of Portfolio Management of Brown Simpson Asset Management. Prior to this, Mr. Levine served as Senior Vice President for Convertible Sales and Trading at Dillon Read & Company. From 1993 to 1996, Mr. Levine served as Vice President of Convertible Sales and Trading at Hambrecht & Quist. Mr. Levine also has extensive experience in arbitrage trading. Throughout his experience he has managed numerous convertible trading activities and most recently focused on deal origination, investment structuring and portfolio management at Brown Simpson. Mr. Levine holds an MBA from the New York University Stern School of Business and a B.A. in Economics and Finance from Rutgers University.

IVAN BERKOWITZ has been a director of our company since February 1999. Since 1993, Mr. Berkowitz has served as managing General Partner of Steib & Company, a privately held New York based investment company. Between 1995 and 1997, Mr. Berkowitz served as Chief Executive Officer of PolyVision Corporation. Between 1990 and 1994, Mr. Berkowitz served as Chairman of the Board of Directors of Migdalei Shekel. Currently, Mr. Berkowitz serves on the Board of Directors of the following public companies: Propierre, a real estate fund, HMG WorldWide, a manufacturer of point of purchase displays, PolyVision Corporation, a manufacturer of school products and displays, and Migdalei Shekel, a real estate company based in Tel Aviv, Israel. Since 1989, Mr. Berkowitz has served as President of Great Court Holdings Corporation, a privately held New York based investment company. Mr. Berkowitz holds a B.A. from Brooklyn College, an MBA in Finance from Baruch College, City University of New York, and a Ph.D. in International Law from Cambridge University, England.

STANLEY GRAHAM has been a director of our company since April 2000. Prior to being appointed an outside director, Mr. Graham worked closely with us as an operations consultant and was integrally involved in the establishment of our Burlingame office. Mr. Graham was recently appointed Vice President, Corporate Development at Digimarc, the worldwide leader in digital watermark technology. Previously, he was Vice President of the New Enterprises division of Supra Products, a subsidiary of SLC Technologies, manufacturers of electronic security and access control products. Prior to Supra, Mr. Graham served as President and COO of Sunflex L.P. and Managing Director of Sunflex, Ireland, which he developed into one of the world's leading suppliers of computer glare screens and other computer accessories with operations in the United States, Ireland and Germany. Before Sunflex, Mr. Graham spent 10 years at Xidex, a manufacturer of data storage products, where he served in numerous executive positions. As Vice President of New Enterprises he played a significant role in increasing revenues from $50 million to over $600 million through marketing programs, acquisitions, equity investments, joint ventures, licenses, technology partnerships and internal start-ups. In addition to his corporate responsibilities, Mr. Graham was President or General Manager of several Xidex subsidiaries, Sunflex, Xidex Data Disk and Oktel. Mr. Graham holds an MBA degree from Samford University Graduate School and a B.S. in chemistry from the University of Alabama.

BOARD MEETINGS AND COMMITTEES

         The Board has an Audit Committee and a Compensation Committee. The full Board performs the functions of a Nominating Committee. The Audit Committee currently consists of Ivan Berkowitz, Michael Iscove and Stanley Graham. Responsibilities of the Audit Committee include (i) reviewing financial statements and consulting with the independent auditors concerning our financial statements, accounting and financial policies and internal controls, (ii) reviewing the scope of the independent auditors' activities and the fees of the independent auditors and (iii) maintaining good communications among the Audit Committee, our independent auditors and our management on accounting matters. Three meetings of the Audit Committee were held during the fiscal year ended December 31, 2000.

         The Compensation Committee currently consists of Ivan Berkowitz, Michael Iscove and Stanley Graham. The Compensation Committee is responsible for considering and making recommendations to the Board regarding executive compensation. Three meetings of the Compensation Committee were held during the fiscal year ended December 31, 2000.

         The Board held six meetings and acted by written consent on ten occasions during the fiscal year ended December 31, 2000. No director attended less than 75% of all the meetings of the Board and those committees on which he served in 2000.

                                   PROPOSAL 2
                              AMENDMENT TO RESTATED
                          CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

INTRODUCTION

         The Board has approved, subject to stockholder approval, an amendment to its Restated Certificate of Incorporation, as amended (the "Name Change Amendment") which will effect a change in the name of our company from NetCurrents, Inc. to NetCurrents Information Services, Inc. (the "Name Change"). The complete text of the form of the Name Change Amendment is set forth as EXHIBIT A to this Proxy Statement. The Board of Directors believes that it is in our best interests to effect the Name Change in order to more accurately reflect our expansion into the knowledge management business.

         If the Proposal is adopted, Article II of our Restated Certificate of Incorporation, as amended, will read in its entirety as follows:

                                   "Article II

                    The name of the corporation (the "Corporation") is
               NetCurrents Information Services, Inc."

CHANGE OF CUSIP NUMBER

         In conjunction with the Name Change, we will change our CUSIP number. On the filing date of the Name Change Amendment, all stock certificates bearing our old CUSIP number will be cancelled and stockholders will receive new certificates evidencing the new CUSIP number. As soon as practicable after the filing date, stockholders will be notified as to the effectiveness of the Name Change and instructed as to how and when to surrender their certificates representing shares bearing the old CUSIP number in exchange for certificates representing shares bearing the new CUSIP number. We intend to use Transfer Online, Inc. as our exchange agent in effecting the exchange of certificates following the effectiveness of the Name Change.

         If the Name Change is approved by the requisite vote of our stockholders, the Name Change will be effective upon the close of business on the date of filing of the Name Change Amendment with the Delaware Secretary of State, which filing is expected to take place shortly after the Annual Meeting. If this proposal is not approved by the stockholders, then the Name Change Amendment will not be filed.

RECOMMENDATION AND REQUIRED VOTE

         The Board has unanimously approved the Name Change Amendment. The affirmative vote of a majority of the outstanding shares of our Common Stock is required to approve the Name Change Amendment. For purposes of the vote to amend the Restated Certificate of Incorporation, as amended, abstentions and broker non-votes will be counted as votes cast against approval of the Name Change Amendment. The Board is of the opinion that the Name Change Amendment is advisable and in our best interests and recommends a vote "FOR" the approval of the Name Change Amendment. All proxies will be voted to approve the Name Change Amendment unless a contrary vote is indicated on the enclosed proxy card.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS PLACE A VOTE "FOR" PROPOSAL 2, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   PROPOSAL 3
                              AMENDMENT TO RESTATED
                    CERTIFICATE OF INCORPORATION TO INCREASE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

INTRODUCTION

         The Board has approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation, as amended (the "Authorized Share Increase Amendment"), that will increase the aggregate number of shares of common stock authorized for issuance from 50,000,000 shares to 100,000,000 shares (the "Authorized Share Increase"). The complete text of the form of the Authorized Share Increase Amendment is set forth as EXHIBIT B to this Proxy Statement.

         At June 8, 2001, we had 34,047,021 shares of Common Stock issued and outstanding. In addition, we have reserved: (i) 8,996,502 shares of Common Stock for issuance pursuant to options and warrants and (ii) 1,400,000 shares of Common Stock for issuance upon conversion of outstanding shares of Preferred Stock. Thus, at June 8, 2001, there were 5,556,477 authorized shares of Common Stock unissued and not reserved for issuance.

         The Board believes that we are competing in a dynamic and rapidly evolving technology marketplace. The competitive pressures are very high and companies with good access to capital and the ability to move quickly to acquire emerging technologies or synergistic businesses have greater opportunities for corporate growth. Our pending acquisition of MindfulEye.com, Inc., and its underlying artificial intelligence technology, is an example of the type of opportunities available to us. The proposed increase in the number of authorized shares of Common Stock has been recommended by the Board to assure that an adequate supply of authorized unissued shares is available for use primarily in connection with corporate acquisitions, raising additional capital for operations and the issuance of shares under the 2001 Stock Incentive Plan. The shares may also be used for general corporate needs, such as future stock dividends or stock splits.

         If the Proposal is adopted, the first full sentence of Article VII of our Restated Certificate of Incorporation, as amended, will read as follows:

                                  "Article VII

                  The Corporation shall be authorized to issue a total of One Hundred Twenty Million (120,000,000) shares of all classes of stock. Of such total number of shares of stock, One Hundred Million (100,000,000) shares are authorized to be Common Stock, each of which shares shall have a par value of $0.001 per share, and Twenty Million (20,000,000) shares are authorized to be Preferred Stock, each of which shares shall have a par value of $0.001 per share, as described below."

CERTAIN EFFECTS OF THE AUTHORIZED SHARE INCREASE AMENDMENT

         The Board believes that approval of the Proposal is essential for our growth and development. However, the following should be considered by a stockholder in deciding how to vote upon this Proposal.

         The Proposal, if approved, would strengthen the position of the Board and might make the removal of the Board more difficult, even if the removal would be generally beneficial to our stockholders. The authorization to issue the additional shares of Common Stock would provide the Board with a capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to the Board.

         The additional shares which the Board would be authorized to issue upon approval of the Proposal, if so issued, would have a dilutive effect upon the percentage of our equity owned by present stockholders. The issuance of the additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that we have never paid dividends on shares of our Common Stock and we do not intend to pay any cash dividends in the foreseeable future except to the extent required to satisfy our obligations with respect to certain of the outstanding Preferred Stock. We instead intend to retain earnings, if any, for investment and use in business operations.

EFFECTIVENESS OF THE AUTHORIZED SHARE INCREASE

         If the Authorized Share Increase Amendment is approved by the requisite vote of our stockholders, the Authorized Share Increase will be effective upon the close of business on the date of filing of the Amendment with the Delaware Secretary of State, which filing is expected to take place shortly after the Annual Meeting. However, the exact timing of the filing of the Authorized Share Increase Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to us and our stockholders, and the Board reserves the right to delay filing the Authorized Share Increase Amendment for up to twelve months following stockholder approval thereof. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Authorized Share Increase Amendment if, at any time prior to filing the Authorized Share Increase Amendment, the Board, in its sole discretion, determines that it is no longer in our best interests and in the best interests of our stockholders. If this proposal is not approved by the stockholders, then the Authorized Share Increase Amendment will not be filed.

RECOMMENDATION AND REQUIRED VOTE

         The Board has unanimously approved the Authorized Share Increase Amendment. The affirmative vote of a majority of the outstanding shares of our Common Stock is required to approve the Authorized Share Increase Amendment. For purposes of the vote to amend the Restated Certificate of Incorporation, as amended, abstentions and broker non-votes will have the same effect as a vote against approval of the Authorized Share Increase Amendment. The Board is of the opinion that the Authorized Share Increase Amendment is advisable and in our best interests and recommends a vote "FOR" the approval of the Authorized Share Increase Amendment. All proxies will be voted to approve the Authorized Share Increase Amendment unless a contrary vote is indicated on the enclosed proxy card.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS PLACE A VOTE "FOR" PROPOSAL 3, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   PROPOSAL 4
                              AMENDMENT TO RESTATED
                    CERTIFICATE OF INCORPORATION TO AUTHORIZE
                              A REVERSE STOCK SPLIT

INTRODUCTION

         The Board has approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation, as amended, authorizing a reverse stock split of the outstanding shares of our Common Stock at a ratio ranging from one-for-three to one-for-five, as determined by the Board to be in the best interests of the Company (the "Reverse Stock Split"). The complete text of the form of the Reverse Stock Split is set forth as EXHIBIT C of this Proxy Statement (the "Reverse Stock Split Amendment"). The Board believes that approval of a range of reverse stock split ratios, rather than approval of a specific reverse split ratio, provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of issued and outstanding shares of Common Stock by the ratio determined by the Board to be in the best interests of the Company, but will not increase the par value of the Common Stock and will not change the number of authorized shares of Common Stock.

REASONS FOR THE REVERSE SPLIT

         Our Common Stock currently is listed on the Nasdaq SmallCap Market. The continued listing requirements of the Nasdaq SmallCap Market require, among other things, that the Common Stock maintain a minimum bid price of $1.00 per share. The bid price of the Common Stock has ranged between a low of $0.12 and a high of $1.3438 between November 1, 2000 and June 8, 2001. The Board believes that, if approved, the effectiveness of the Reverse Stock Split would enable us to satisfy the minimum bid price requirement of the continued listing requirements of the Nasdaq SmallCap Market.

         The Board has determined that the continued listing of the Common Stock on the Nasdaq SmallCap Market is in the best interests of our stockholders. If the Common Stock were delisted from the Nasdaq SmallCap Market, trading, if any, would thereafter be conducted on the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap Market inclusion/maintenance requirements. One of the maintenance requirements of the Nasdaq SmallCap Market is that securities maintain a minimum bid price of $1.00. Accordingly, in the event that the shares of Common Stock do not satisfy the $1.00 minimum bid price requirement, the Common Stock may not be eligible for inclusion on the Nasdaq SmallCap Market. The Board believes a delisting from the Nasdaq SmallCap Market, could, among other things, decrease the liquidity of our outstanding Common Stock and consequently reduce the trading price and increase the transaction costs of trading these shares.

         In addition, a higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our Common Stock. Certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. Further, a variety of brokerage house policies and practices tend to discourage brokers within those firms from dealing in low-priced stocks. Moreover, the Board believes that the perception of the investment community may be negative toward common stock that sells below $1.00 per share and that the Reverse Stock Split may improve the perception of the Common Stock as an investment. We believe that if the Reverse Stock Split is approved by the stockholders and thereafter effected, the bid price of the Common Stock will likely increase substantially over the $1.00 minimum bid price requirement thereby permitting us to continue to list the Common Stock on the Nasdaq SmallCap Market. We cannot assure you, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

         Pursuant to the Reverse Stock Split, each holder of shares of our Common Stock (the "Old Common Stock") immediately prior to the effectiveness of the Reverse Stock Split would become the holder of fewer shares of our Common Stock (the "New Common Stock") after consummation of the Reverse Stock Split. Although the Reverse

Stock Split, will not, by itself, impact our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of our equity capital. The Board believes that this risk is outweighed by the benefits of the continued listing of the Common Stock on the Nasdaq SmallCap Market. If approved, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         Based on approximately 34,047,021 shares of Common Stock outstanding as of June 8, 2001, the following table reflects the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split (not accounting for any proposed increase in our authorized shares as described in Proposal 3):

PROPOSED REVERSE                    PERCENTAGE                SHARES TO BE
STOCK SPLIT                         REDUCTION                 OUTSTANDING
----------------                    ----------                ------------
1 for 3                                 66%                    11,349,007
1 for 4                                 75%                     8,511,755
1 for 5                                 80%                     6,809,404

         All outstanding options, warrants, rights and convertible securities will be appropriately adjusted, as required by their terms, for the Reverse Stock Split automatically on the effective date of the Reverse Stock Split. The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in us except for those stockholders who would receive cash in lieu of fractional shares. None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock, or securities convertible into Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Old Common Stock.

SHARES OF COMMON STOCK ISSUED AND OUTSTANDING

         We are currently authorized to issue a maximum of 50,000,000 shares of Common Stock (although, if approved and filed, Proposal 3 permits an increase to our authorized number of shares of Common Stock to 100,000,000). As of the Record Date, there were 34,047,021 shares of Common Stock issued and outstanding. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will be reduced to a number that will be approximately equal to (a) the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, divided by (b) the applicable number to be determined by the Board (from three to five) in accordance with the ratio of the Reverse Stock Split. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of Common Stock available for a future issuance by as much as five-fold. With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. It is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders or any aspect of our business would materially change as a result of the Reverse Stock Split. Our Common Stock is currently registered under
Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

         As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares could be used for any proper corporate purpose approved by the Board including, among others, future financing transactions. Because the Reverse Stock Split will create the Increased Available Shares, the Reverse Stock Split may be construed as having an anti-takeover effect. Although neither the Board nor our management views the Reverse Stock Split as an anti-takeover measure, we could use the Increased Available Shares to frustrate persons seeking to effect a takeover or otherwise gain control of us. SEE ALSO the "Certain Effects of the Authorized Share Increase Amendment" section of Proposal 3 for additional information regarding the effects of an increase in the number of authorized shares.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

         If the Reverse Stock Split Amendment is approved by the requisite vote of our stockholders, the Reverse Stock Split will be effective upon the close of business on the date of filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, which filing is expected to take place shortly after the Annual Meeting. However, the exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to us and our stockholders, and the Board reserves the right to delay filing the Reverse Stock Split Amendment for up to twelve months following stockholder approval thereof. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Amendment if, at any time prior to filing the Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in our best interests and in the best interests of our stockholders. Commencing on the filing date of the Reverse Stock Split Amendment, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split and any cash which may be payable in lieu of fractional shares. As soon as practicable after the filing date, stockholders will be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock (and, if applicable, cash in lieu of fractional shares). We intend to use Transfer Online, Inc. as our exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split. On the filing date, the interest of each stockholder of record who owns fewer than the applicable number of shares of Common Stock to be determined as the Reverse Stock Split ratio (from three to five) will thereby be terminated, and he, she or it will have no right to vote as a stockholder or share in our assets or any of our future earnings. If this proposal is not approved by the stockholders, then the Reverse Stock Split Amendment will not be filed.

FRACTIONAL SHARES

         We will not issue fractional shares in connection with the Reverse Stock Split. Instead, holders of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock on account of the Reverse Stock Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional shares, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of
(i) the fractional shares to which a holder would otherwise be entitled, multiplied by (ii) from three to five times (depending upon the applicable ratio to be determined by the Board) the closing sale price per share of the Old Common Stock as quoted on the Nasdaq SmallCap Market on the business day prior to the filing date of the Reverse Stock Split Amendment. No interest shall be payable on the Cash-in-Lieu Amount.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (for example, non-resident aliens, tax-exempt organizations, broker-dealers or insurance companies). Further, this discussion does not address non-U.S. or state or local considerations. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them. The receipt of New Common Stock solely in exchange for Old Common Stock generally will not result in recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder's New Common Stock will be the same as the adjusted tax basis of the shares of Old Common Stock exchanged therefor; and the holding period of the New Common Stock will include the holding period of the Old Common Stock exchanged therefor, provided that the Old Common Stock was held as a capital asset as of the date of the exchange. Generally, stockholders who receive cash in lieu of fractional shares will be treated as if they had received such fractional shares and then had them redeemed by us; and such stockholders generally will recognize gain or loss equal to the difference between the amount of cash received and their basis in such fractional shares. We will not recognize any gain or loss as a result of the Reverse Stock Split.

APPRAISAL RIGHTS

         No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or Bylaws to any stockholder who dissents from the proposal to approve the Reverse Stock Split Amendment.

RECOMMENDATION AND REQUIRED VOTE

         The Board has unanimously approved the Reverse Stock Split Amendment. The affirmative vote of a majority of our outstanding shares of Common Stock is required to approve the Reverse Stock Split Amendment. For purposes of the vote to amend the Restated Certificate of Incorporation, as amended, abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against the proposal. The Board is of the opinion that the Reverse Stock Split Amendment is advisable and in our best interests and recommends a vote "FOR" the approval of the Reverse Stock Split Amendment. All proxies will be voted to approve the Reverse Stock Split Amendment unless a contrary vote is indicated on the enclosed proxy card.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS PLACE A VOTE "FOR" PROPOSAL 4 AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   PROPOSAL 5

                    APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

INTRODUCTION

         The proposed NetCurrents, Inc. 2001 Stock Incentive Plan (the "2001 Plan") was adopted by the Board effective as of June 12, 2001, subject to the approval of the 2001 Plan by the stockholders. The 2001 Plan provides for the issuance of restricted stock and/or options to purchase shares of our Common Stock ("Shares") to selected officers, directors, employees and consultants. Subject to adjustment for stock splits, stock dividends and other similar events, the total number of Shares reserved for issuance under the 2001 Plan is 3,000,000. As of the Record Date, no options had been granted to our eligible employees pursuant to the terms of the 2001 Plan, nor did we have any planned grants.

         The following sections summarize the principal features of the 2001 Plan, a copy of which is attached as EXHIBIT D to this Proxy Statement. Although this Proxy Statement contains a summary of the principal features of the 2001 Plan, this summary is not intended to be complete and reference should be made to EXHIBIT D to this Proxy Statement for the complete text of the 2001 Plan.

PURPOSE

         The 2001 Plan was adopted to provide a means by which our selected officers, directors and employees, and consultants or any selected officers, directors and employees, and consultants of any of our potential parent companies or subsidiaries (together referred to as "affiliates") could be given an opportunity to purchase our stock, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling those positions and to provide incentives for those persons to exert maximum efforts for our success.

ADMINISTRATION

         The 2001 Plan is administered by our Board of Directors, unless otherwise delegated to a committee (the "Plan Administrator"). The Plan Administrator has the power to construe and interpret the 2001 Plan and, subject to the provisions of the 2001 Plan, to determine the persons to whom and the dates on which restricted stock and/or options will be granted, the number of shares to be subject to each grant, the time or times during the term of each grant within which all or a portion of the option may be exercised or the restricted stock restrictions shall lapse, the exercise or purchase price, the type of consideration and other terms of the exercise or purchase price. In accordance with the terms of the 2001 Plan, the Board has delegated all other powers of administration of the 2001 Plan to the Compensation Committee of the Board all of whose members are "non-employee directors" as defined in Rule 6-3(b)(3)(i) promulgated by the Securities and Exchange Act and "outside directors" as defined in Treasury Regulation Section 1.62-27(e)(3).

ELIGIBILITY

         Incentive stock options (which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) may be granted under the 2001 Plan only to our employees (including officers) and employees (including officers) of our affiliates. Employees (including officers), directors and consultants are eligible to receive non-statutory stock options and/or restricted stock under the 2001 Plan. Stock options and restricted stock granted under the 2001 Plan may be referred to together as "Awards" and individually as an "Award."

         No incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our company or any affiliate of our company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five (5) years from the date of grant. In addition, with respect to incentive stock options granted under the 2001 Plan, the aggregate fair market value, determined at the time of grant, of the Shares with respect to which the options are exercisable for the first time by an optionee during any calendar year (under all the plans of our company and its affiliates) may not exceed $100,000.

         The 2001 Plan includes a per-employee, per-fiscal year grant limitation equal to 500,000 shares of Common Stock.

STOCK SUBJECT TO THE 2001 PLAN

         If Awards granted under the 2001 Plan expire or otherwise terminate without being exercised, the Shares not purchased pursuant to those options again become available for issuance under the 2001 Plan.

TERMS OF OPTIONS

         The following is a description of the permissible terms of options under the 2001 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

EXERCISE PRICE; PAYMENT

         The exercise price of incentive stock options under the 2001 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of the fair market value. The exercise price of nonstatutory options and the purchase price of restricted stock under the 2001 Plan may not be less than 85% of the fair market value of the underlying Common Stock on the date of the option grant. However, if Awards are granted with exercise or purchase prices below market value, deductions for compensation attributable to those Awards could be limited by Section 162(m) of the Code. See "Federal Income Tax Information."

         The exercise or purchase price of an Award shall be paid, to the extent permitted by applicable statutes and regulations in cash or check at the time the option is exercised. In the alternative, in the discretion of the Plan Administrator, upon those terms as the Plan Administrator shall approve, the exercise or purchase price of an Award may be paid in one of the following ways:
(i) in the case of an option, by a copy of instructions to a broker directing that broker to sell the shares for which the option is exercised, and to remit to us the aggregate exercise price of the option (a "cashless exercise"), (ii) by paying all or a portion of the option exercise price or stock purchase price for the number of shares being purchased by tendering shares owned by the optionee, duly endorsed for transfer to us, with a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which the option or portion thereof is thereby exercised (a "stock-for-stock exercise"), (iii) by a stock for stock exercise by means of attestation whereby the optionee identifies for delivery specific shares already owned by optionee and receives a number of shares equal to the difference between the option shares thereby exercised and the identified attestation shares (an "attestation exercise"), or (iv) with a full-recourse promissory note.

         Notwithstanding the above, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. If the exercise or purchase price of an Award is paid with a promissory note, the shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of any promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Plan Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of any promissory note used to pay the exercise or purchase price of an Award.

VESTING SCHEDULE

         Options granted under the 2001 Plan may become exercisable in and restricted stock typically vest in cumulative installments ("vest") as determined by the Plan Administrator. The Plan Administrator has the power to accelerate the time during which an option may be exercised or a stock purchase right may vest. In addition, options granted under the 2001 Plan may permit exercise prior to vesting, but in that event the optionee may be required to enter into an early exercise stock purchase agreement that allows us to repurchase shares not yet vested should the optionee leave the employ of our company prior to vesting. To the extent provided by the terms of an Award, an optionee may satisfy any federal, state or local tax withholding obligation relating to the Award by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of our company or by a combination of these means.

TERM

         The maximum term of Awards under the 2001 Plan is ten (10) years, except that in certain cases (see "Eligibility") the maximum term is five (5) years. Options under the 2001 Plan terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director of our company or any affiliate of our company, unless (a) the termination is due to that optionee's permanent and total disability (as defined in the Code), in which case the option may be exercised at any time within one year of the termination; (b) the optionee dies while employed by or serving as a consultant or director of our company or any affiliate of our company, or within three (3) months after termination of optionee's consulting services or directorship, whichever is applicable, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within one year of the optionee's death by the person or persons to whom the rights to the option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting relationship.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the 2001 Plan or subject to any option granted under the 2001 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 2001 Plan and options and restricted stock outstanding thereunder will be appropriately adjusted as to
(i) the class and the maximum number of shares subject to the 2001 Plan, (ii) the maximum number of shares which may be granted to an individual during a fiscal year, and (iii) the class, number of shares and price per share of stock subject to the outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

         The 2001 Plan provides that, in the event of our complete liquidation or a specified type of merger or corporate reorganization ("Corporate Event"), any outstanding Awards shall be continued, assumed by the surviving corporation, substituted for similar rights or cancelled. In the event of an option, the Plan Administrator shall notify the optionee in writing or electronically that the option shall be fully exercisable notwithstanding any vesting schedule providing otherwise for a period of ten (10) days ending on the later of the fifth day prior to the Corporate Event or ten (10) days after notice of the Corporate Event, and the option shall terminate upon the expiration of that period.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the 2001 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2001 Plan will terminate on June 12, 2011.

         The Board may also amend the 2001 Plan at any time or from time to time. The 2001 Plan may be terminated or amended by the Board as it shall deem advisable. Without the authorization and approval of the stockholders, however, the Board may not make any amendments which would (i) increase the total number of shares covered by the 2001 Plan, (ii) change the class of persons eligible to participate, or (iii) extend the term of the 2001 Plan beyond ten years from the date of adoption.

RESTRICTIONS ON TRANSFER

         Under the 2001 Plan, an option may be transferred by the optionee in limited circumstances only as provided in the optionee's option agreement or pursuant to a will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. In addition, stock purchase rights may be subject to our repurchase right and/or right of first refusal.

FEDERAL INCOME TAX INFORMATION

INCENTIVE STOCK OPTIONS

         Incentive stock options under the 2001 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to either us or the optionee by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of the stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee held the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         Upon exercise of an incentive stock option, the excess of the stock's fair market value on the date of exercise over the option exercise price is treated as an adjustment in computing alternative minimum taxable income ("AMTI") for the year of exercise. If the optionee's AMTI exceeds an exemption amount equal to $45,000 in the case of a married individual filing a joint return ($33,750 in the case of a single taxpayer), then the alternative minimum tax equals 26% of the first $175,000 of the excess and 28% of the taxable excess that exceeds $175,000, reduced by the amount of the regular federal income tax paid for the same taxable year. The exemption amount is subject to reduction in an amount equal to 25% of the amount by which AMTI exceeds $150,000 in the case of a married individual filing a joint return ($112,500 in the case of a single taxpayer). A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

NONSTATUTORY STOCK OPTIONS

         Nonstatutory stock options granted under the 2001 Plan generally have the following federal income tax consequences:

         There are no tax consequences to either us or the optionee by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon exercise of the option. The gain or loss will be long or short-term depending on how long the optionee held the stock. Slightly different rules may apply to optionees who acquire stock subject to restrictions, repurchase options or who are subject to Section 16(b) of the Exchange Act.

RESTRICTED STOCK

         Restricted stock granted under the 2001 Plan may, in the determination of the Plan Administrator, be subject to rights of repurchase and other transfer restrictions. The tax consequences of restricted stock granted under the 2001 Plan depends on whether the restrictions are deemed to create a "substantial risk of forfeiture" under Code Section 83 (e.g., stock granted under the plan which is subject to our right to repurchase the stock at a price that is less than fair market value which right lapses over a period of continued employment is considered a "substantial risk of forfeiture" under Code Section 83).

         If restricted stock is not subject to a "substantial risk of forfeiture," the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted. If the restricted stock is subject to a "substantial risk of forfeiture," the recipient normally will recognize taxable ordinary income as and when such "substantial risk of forfeiture" lapses in the amount of the fair market value of the shares no longer subject to the "substantial risk of forfeiture." Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon grant or vesting of the stock. Such gain or loss will be long or short-term depending on how long the recipient held the stock.

         A recipient of restricted stock may make an election under Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until it vests. If the restricted stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the restricted stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the restricted stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the restricted stock vest.

         Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the restricted stock recipient.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

         In 1993, the Code was amended to add Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee, as that term is defined in Section 162(m) and the regulations thereunder. It is possible that compensation attributable to stock options, when combined with all other types of compensation received from us by a covered employee, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and restricted stock will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

RECOMMENDATION AND REQUIRED VOTE

         The Board has unanimously approved the adoption of the 2001 Plan. The affirmative vote of a majority of our outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on the approval of the adoption of the 2001 Plan is required for the approval of the adoption of the 2001 Plan. For purposes of the vote to adopt the 2001 Plan, abstentions will have the same effect as a vote against approval of the adoption of the 2001 Plan. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The Board is of the opinion that the adoption of the 2001 Plan is advisable and in our best interests and recommends a vote "FOR" the approval of the 2001 Plan. All proxies will be voted to approve the 2001 Plan unless a contrary vote is indicated on the enclosed proxy card.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS PLACE A VOTE "FOR" PROPOSAL 5, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   PROPOSAL 6
                              STOCKHOLDER PROPOSAL

         Mr. Tim Gillingham, with an address of 40 Middle Road, North Chittenden, Vermont, beneficial owner of 24,500 shares of our Common Stock, has proposed the following resolution and has furnished the following statement in support of his proposal:

"Whereas the Company, NetCurrents, seeks to maximize the cash available to continue operations and to increase the value of the Company's stock, it is requested that the Board of Directors shall call for the immediate payment of the two promissory notes, each in the amount of $1,225,000, payable to Alison Meyer and Paticia Meyer. As of December 31st, 2000 the balance of each of the promissory notes was $1,286,427 including accrued interest. In the event that the terms of the notes do not allow the Company to call for immediate payment, it is requested that the Board of Directors shall seek payment on the notes at the earliest date provided for by the terms of the notes."

COMPANY RESPONSE

         As described in our Annual Report on Form 10KSB, as part of our marketing and sales strategy, we have continued to search out alliances with nationally and internationally recognized "channel partners." We believe that these alliances will increase our brand-name recognition and generate sales through the utilization of our partners' sales force. We also anticipate that these relationships will stimulate product development efforts through joint development and marketing of products designed specifically for the needs of our partners' clients. We established a set of criteria for the selection of these channel partners, including: each partner should be a leader in its market, have established a national or international brand in their market segment, have a broad sales force in major cities across the United States, and in some cases major international cities, and must support its sales force with strategically structured marketing programs. We also have determined that our product development strategy will include strategic technology alliances to add incremental value to our product offerings and enhance our time to market.

         In the course of obtaining channel partners or expanding our product development strategy, our strategic partners may require that we provide them services in exchange for shares, or they may provide numerous services for us in exchange for a loan in the form of a promissory note to purchase shares of our stock. The execution of our strategy depends upon our ability to enter into these relationships with other companies. The Board believes that the ability to negotiate the most favorable terms for new notes and new agreements will be significantly impaired if we were required to breach existing agreements with current strategic partners.

         Alison Meyer and Patricia Meyer are both principal executives of Mountaingate, a partner that provides us with the services of Irwin Meyer, our Chief Executive Officer, and others. Under the terms of the promissory notes issued to Alison Meyer and Patricia Meyer, we cannot request immediate payment at any time. Rather, the notes, as amended, contain specific term periods for maturity. Thus, requiring us to call for immediate payment would be in violation of the terms of the notes, could cause us to unilaterally breach the agreement terms and could detrimentally affect our relationship with a principal strategic partner.

         Additionally, the terms of the notes require that they come due on December 31, 2001. In order for the Board to determine what is in our best interests and in the best interests of our stockholders with respect to the payment and other terms of the notes, the Board needs to consider all existing circumstances surrounding the Company at the time the notes come due. We believe it would be inappropriate and potentially damaging to the Company for the Board to require today that the notes be paid upon the current maturity date when the circumstances at the date of maturity are not presently known. Amending or revising the notes in December 2001 may be more beneficial to stockholders than requiring immediate payment, and the Board should be able to maintain that discretion and flexibility.

         In addition, the Board believes that implementing Mr. Gillingham's proposal will create damaging precedent in our future relationships with other strategic partners, and current and former employees with similar arrangements. The Board, together with the other parties to those agreements, may determine that it is in our best interests, and in the best interests of our stockholders and the other parties to the agreements to modify the terms of those agreements. To the extent that we take an arbitrary position today which establishes a perception that we will not amend or modify these types of agreements regardless of the circumstances, our present and potential joint ventures and other relationships may be significantly impaired.

RECOMMENDATION AND REQUIRED VOTE

     The approval of the stockholder proposal will require the affirmative vote of a majority of our outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. For purposes of the vote to approve the stockholder proposal, abstentions will have the same effect as a vote against approval. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. For the reasons expressed above, the Board believes it is NOT in the stockholders' interest to adopt this proposal and recommends a vote "AGAINST" the stockholder proposal. All proxies will be voted against the stockholder proposal unless a contrary vote is indicated on the enclosed proxy card.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS PLACE A VOTE "AGAINST" PROPOSAL 6, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of April 30, 2001, relating to the ownership of our common stock by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of us, 9720 Wilshire Boulevard, Suite 700, Los Angeles, California 90212, unless otherwise set forth below.

                                               Number of Shares of
                                                   common stock
                                                 Beneficially Owned    Percent of
Name and Address                                        (1)            Class (1)
------------------------------------------      --------------------   ----------
Alison Meyer (2)..........................            1,512,834           4.8%
Patricia Meyer (2)........................            1,513,333           4.8%
Arthur H. Bernstein (3)...................              335,000           1.1%
Salvatore Grosso (4)......................              400,000           1.3%
Lawrence S. Jacobson (4)..................              400,000           1.3%
Irwin Meyer...............................                    0           0.0%
Ivan Berkowitz (5)........................              356,250           1.1%
Michael Iscove (6)........................              535,000           1.7%
Thomas A. Daniels (7).....................            1,021,852           3.2%
Victor A. Holtorf.........................            2,397,433           7.6%
James Cerna...............................            2,730,200           8.6%
Stanley Graham (8)........................               45,000           0.1%
Joseph Stephens & Company, Inc. (9).......              400,266           1.3%
Directors and Executive Officers as a
Group (6 persons) (10)....................            2,293,102           7.2%

(1) Under Rule 13d-3 under the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by that person (and only that person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at April 30, 2001.

(2) Alison Meyer and Patricia Meyer are the adult children of Irwin Meyer, our Chief Executive Officer. They each beneficially own the shares stated.

(3) Represents shares that have been or may be acquired upon exercise of options.

(4) Represents shares that may be acquired upon exercise of options by each of Mr. Grosso and Mr. Jacobson.

(5)  Represents shares that may be acquired upon exercise of options.


                                    Page 20


(6) Represents options to purchase 535,000 shares of common stock held by Mr. Iscove.

(7)  Includes 400,000 shares which may be acquired upon exercise of options.

(8)  Represents shares which may be acquired upon exercise of options.

(9) According to a Schedule 13G filed by Joseph Stevens & Company, Joseph Sobara and Steven Markowitz on February 14, 2000, Joseph Stevens & Company, Inc. owned as of December 31, 1999, warrants ("JSC Warrants") to purchase 200,000 units, each unit consisting of one and one-third shares of common stock and two-thirds of a redeemable common stock purchase warrant ("Redeemable Warrants"). Each Redeemable Warrant entitles the holder to purchase an additional share of common stock. The JSC Warrants were exercisable commencing on September 12, 1997. Additionally, Joseph Stevens & Company, Inc. held as of December 31, 1999, 266 shares of common stock in its market making account.

     As of December 31, 2000, Mr. Joseph Sorbara owned 24,000 Redeemable Warrants held with his spouse as joint tenants. Each Redeemable Warrant entitled the holder to purchase an additional share of common stock. Additionally, Mr. Sorbara was a controlling shareholder, director and officer of Joseph Stevens & Company, Inc. as of December 31, 1999. Based upon the foregoing, as of December 31, 2000, Mr. Sorbara beneficially owned 424,266 shares of common stock within the meaning of Rule 13d-3 of the Act.

     As of December 31, 2000, Mr. Steven Markowitz owned 10,000 Redeemable Warrants. Each Redeemable Warrant entitled the holder to purchase an additional share of common stock. Additionally, Mr. Markowitz was a controlling shareholder, director and officer of Joseph Stevens & Company, Inc. as of December 31, 1999. Based upon the foregoing, as of December 31, 1999, Mr. Markowitz beneficially owned 410,266 shares of common stock within the meaning of Rule13d-3 of the Act.

(10) Includes options to purchase 1,936,250 shares of common stock. There are no issued and outstanding shares of Series B Preferred Stock, Series E Preferred Stock or Series G Preferred Stock. There are no 5% beneficial owners of Series A Preferred Stock.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the "Commission" or "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and of our other equity securities. Officers, directors and greater than ten percent stockholders are required by the Commission regulations to furnish us with copies of Section 16(a) forms they file.

         To our knowledge, based solely on review of the copies of those reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2000, we believe that, during the year ended December 31, 2000, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements other than one late report on Form 5 filed by Arthur Bernstein with respect to the exercise of options and sale of common stock that occurred in fiscal 2000.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Our employee directors do not receive any compensation for attending Board or Committee meetings. Our non-employee directors each receive an annual grant of stock options to purchase 25,000 shares of our Common Stock. When requested by us to attend Board meetings in person, it is our policy to reimburse directors for reasonable travel and lodging expenses incurred in attending these Board meetings.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities rendered to us for the fiscal years ended June 30, 1998 and 1999, the six months ended December 31, 1999, and the fiscal year ended December 31, 2000 of those persons who were (i) at December 31, 2000, the Chief Executive Officer and (ii) each of our other executive officers whose annual compensation exceeded $100,000 (the "Named Executive Officers") in these fiscal periods:

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                             NUMBER OF
                                  FISCAL YEAR       ANNUAL COMPENSATION      SECURITIES      ALL OTHER
                                     ENDED        ----------------------     UNDERLYING      COMPENSA-
                                    JUNE 30         SALARY        BONUS       OPTIONS          TION
                                 --------------   ------------   -------    -------------   -------------
Irwin Meyer.....................     2000    **     $ 312,000        0               0        18,000 (1)
  Chief Executive Officer (2)     Stub 1999  *        156,000        0               0         9,000
                                     1999             312,000        0       3,000,000(3)     18,000 (1)
                                     1998             312,000        0               0        18,000 (1)
                                                                                              68,016 (4)

Arthur H. Bernstein.............     2000    **     $ 175,000        0               0        12,000 (1)
  Executive Vice President        Stub 1999  *         87,500        0         300,000         6,000
  And Secretary                      1999             175,000        0         600,000        12,000 (1)
                                     1998             175,000        0               0        12,000 (1)

Thomas A. Daniels...............     2000    **     $ 188,482        0               0         9,000 (1)
  Director and President of       Stub 1999  *         93,000        0               0         4,500
  MediaWorks, a wholly               1999             188,482        0         500,000        11,500 (1)
  Owned subsidiary of the            1998                   0        0               0             0
  Company (5)

Michael Iscove..................     2000    **     $ 135,000        0         230,000             0
  Chief Financial Officer (6)     Stub 1999  *              0        0          50,000             0
                                     1999                   0        0         325,000             0
                                     1998                   0        0               0             0

(1)  Automobile reimbursement.

(2) Includes amounts paid to Mountaingate which provides us with the service of Mr. Meyer and others.

(3) Included 1,300,000 of Convertible Series C Stock and options to purchase 1,700,000 shares of common stock.

(4)  Forgiveness of note receivable due from Mountaingate.

(5)  Mr. Daniels began employment with us on July 15, 1998.


                                    Page 22


(6) Includes amounts paid to Sirius Corporate Finance Inc. that provides us with the services of Mr. Iscove and others.

*    Stub 1999 refers to the six month period July 1, 1999 through December 31,
     1999.

** As of February 2, 2000, we changed our fiscal year to December 31. Accordingly, Fiscal 2000 represents the period from January 1, 2000 through December 31, 2000.


                          OPTION GRANTS IN FISCAL 2000

         The following table sets forth certain information regarding the grant of stock options made during fiscal 2000 to the Named Executive Officers.

                         NUMBER OF       PERCENT OF
                         SECURITIES    TOTAL OPTIONS
                         UNDERLYING      GRANTED TO       EXERCISE
                          OPTIONS       EMPLOYEES IN      OR BASE     EXPIRATION
 NAME                     GRANTED      FISCAL YEAR(1)      PRICE         DATE
 ----------------------  ----------    ---------------    ---------   -----------
 Irwin Meyer                    -             -                  -           -
 Arthur H. Bernstein            -             -                  -           -
 Thomas A. Daniels              -             -                  -           -
 Michael Iscove (2)       230,000           8.9%              $2.15     3/1/04

(1) Options covering an aggregate of 1,447,704 shares were granted to employees during fiscal 2000.

(2) This option grant vested 90,000 shares upon issuance, with 70,000 shares vested on March, 1, 2001 and the remaining shares to vest on March 1, 2002; the option expires on February 28, 2004.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2000, the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the common stock on the Nasdaq Stock Market's SmallCap Market on December 31, 2000 ($0.31 per share).

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                             SHARES                                 OPTIONS AT                IN-THE-MONEY OPTIONS AT
                            ACQUIRED                            DECEMBER 31, 2000                DECEMBER 31, 2000
                               ON           VALUE        -------------------------------   -----------------------------
 NAME                       EXERCISE       REALIZED      EXERCISABLE       UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
 -----------------------   -----------    -----------    -------------    --------------   -------------  --------------
 Irwin Meyer                      -               -               -                   -             -                -
 Arthur H. Bernstein         65,000       $ 239,200         200,000                   -             -                -
 Thomas A. Daniels                -               -         400,000                   -             -                -
 Michael Iscove                   -               -         535,000              70,000             -                -

EMPLOYMENT AGREEMENTS

         We have entered into an employment agreement with Irwin Meyer for his services as our Chief Executive Officer and a production agreement with Mountaingate for the services of Mr. Meyer and others to perform corporate duties as specified by the Board of Directors. Mountaingate is a California limited liability company of which Alison Meyer and Patricia Meyer, the adult children of Mr. Meyer, are the sole members. The production agreement with Mountaingate provides for annual compensation of $262,000, plus a $1,500 monthly automobile reimbursement. The employment agreement with Mr. Meyer provides for annual compensation of $50,000. Both of these agreements expire on June 30, 2002. Both agreements are terminable by us in the event of Mr. Meyer's death or disability. In that event, we shall pay Mountaingate a guaranteed fee of $262,000 for one year. We may also terminate these agreements "for cause" (as defined in the agreements). Mountaingate and Mr. Meyer may terminate their respective agreements in the event of a material breach thereof by us or for "good reason" (as defined in the agreements). In that event, we shall be obligated to pay all amounts due thereunder for the balance of their respective terms. In the event that we materially breach either agreement after a "change in control" (as defined in the agreements), Mountaingate and Mr. Meyer, respectively, shall be entitled to a lump sum payment equal to three times their then current total annual compensation.

         Arthur Bernstein is employed as our Executive Vice President pursuant to an employment agreement, as amended, which expires on June 30, 2002. Mr. Bernstein's annual compensation is $175,000 plus a $1,000 monthly automobile reimbursement. The employment agreement is terminable by us in the event of Mr. Bernstein's death or disability. In that event, we are obligated to pay Mr. Bernstein's compensation for one year. We may also terminate the employment agreement "for cause" (as defined in the agreement). Mr. Bernstein may terminate this Employment Agreement in the event of a material breach by us or for "good reason" (as defined in the agreement). In that event, we will be obligated to pay him all amounts due thereunder for the balance of its term and all unvested stock options held by him shall vest. In the event of a "change in control" (as defined in this agreement) of our company, all stock options issued to Mr. Bernstein shall vest and we shall, at Mr. Bernstein's option, purchase shares of common stock owned by him at the then market price and shall acquire all of his stock options for the difference between the exercise price of those options and the greater of the price at which the new controlling entity acquired its interest in our company or the then market price of the common stock.

         Thomas Daniels is employed as Chief Executive Officer of our subsidiary, MWI Distribution, Inc. d/b/a MediaWorks International pursuant to an employment agreement, as amended, which will terminate on June 30, 2001. Mr. Daniel's annual compensation is $186,000. The employment agreement is terminable by us in the event of Mr. Daniel's death or disability. We may also terminate the employment agreement "for cause" (as defined in the agreement). Mr. Daniels may terminate this Employment Agreement in the event of a material breach by us or for "good reason" (as defined in the agreement). In that event, we will be obligated to pay him all amounts due thereunder for the balance of its term.

         We have entered into an employment agreement with Michael Iscove for his services as our Chief Financial Officer and a consulting agreement with Sirius Corporate Finance Inc. ("Sirius") for the services of Mr. Iscove and others to perform corporate duties as specified by the Board of Directors. The consulting agreement provides for $130,000 per annum. The employment agreement with Mr. Iscove provides for compensation of $50,000 per year for the first year of the agreement and $70,000 per annum thereafter. These employment agreements will terminate on February 28, 2003. Both agreements are terminable by us in the event of Mr. Iscove's death or disability. In that event, all Accrued Obligations (as defined in the agreement) shall be payable by us. We may also terminate the employment agreement "for cause" (as defined in the agreement). Mr. Iscove may terminate this Employment Agreement in the event of a material breach by us or for "good reason" (as defined in the agreement). In that event, we will be obligated to pay him all amounts due thereunder for the balance of its term and all unvested stock options held by him shall vest. In the event of a "change in control" (as defined in this agreement) of our company, all stock options issued to Mr. Iscove shall vest and we shall, at Mr. Iscove's option, purchase shares of common stock owned by him at the then market price and shall acquire all of his stock options for the difference between the exercise price of those options and the greater of the price at which the new controlling entity acquired its interest in our company or the then market price of the common stock.

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

         We have entered into an agreement with Mountaingate for the services of a key officer and others to perform other duties. This agreement expires on June 30, 2002 and provides for an approximate annual payment of $262,000, plus a $1,500 monthly automobile reimbursement.

         During the year ended June 30, 1999, we issued a promissory note to Mountaingate for the sum of $44,046, which represents amounts we owed under our production agreement. The promissory note bears interest at the rate of 10% per annum and was due in December 1999. During the six months ended December 31, 2000, the due date of the note was extended to February 2000 and paid in full subsequent to the year ended December 31, 1999.

         During the year ended June 30, 1999, we entered into a Securities Purchase Agreement with Mountaingate. Mountaingate purchased 1,300,000 shares of Series C convertible preferred stock, par value $0.001 per share, for a purchase price of $0.001 per share.

         During the year ended June 30, 1999, we had a related party receivable of $99,891 from Irwin Meyer, our CEO, which was rescinded due to a contract cancellation. The receivable was written off as of December 31, 1999.

         We receive financial consulting services from Michael Iscove, our CFO. During the six months ended December 31, 1999 and the year ended June 30, 1999, we paid $35,000 and $81,000, respectively, for consulting services. In addition, during the six months ended December 31, 1999, we issued 50,000 options at an exercise price of $1. During the year ended June 30, 1999, we issued 300,000 and 25,000 options at an exercise price of $0.82 and $2.35, respectively. All options are exercisable and outstanding at December 31, 2000. For the year ended December 31, 2000, the Mr. Iscove was an employee of ours.

         During the year ended June 30, 1999, we granted 50,000 options to a former executive at an exercise price of $1.75 per share. These options are exercisable and outstanding at December 31, 2000.

         During the year ended June 30, 1999, we granted 150,000 options to another former executive at an exercise price of $1.50 per share. These options are exercisable and outstanding at December 31, 2000.

         During the year ended June 30, 1999, we granted 25,000 and 500,000 options to Ivan Berkowitz, one of our directors, at exercise prices of $2.35 and $1.35, respectively. These options are exercisable and outstanding at December 31, 2000.

         During the six months ended December 31, 1999, we issued 128,709 shares of common stock valued at $261,278 for a finder's fee to Jeffrey Marcus, a relative of Irwin Meyer. This was paid in connection with our merger with Infolocity, Inc.

         Related party amounts due for the year ended June 30, 1999 aggregated to $69,046. These amounts due were non-interest-bearing and were payable on December 31, 2000. The loans were due to Mountaingate, of which $25,000 was paid in July 1999, and the remaining balance of $44,046 was paid as of December 31, 2000.

         On January 19, 2000, we entered into three promissory note agreements with Victor Holtorf, one of our former officers and directors, for a total of $1,050,000. The notes are in connection with a Stock Purchase Agreement for the exercise of the option to purchase 600,000 shares of our common stock at $1.75 per share. Interest shall accrue at 5% per annum and shall be due and payable at the same time as principal payments on or before December 31, 2001, 2002, and 2003 per promissory note.

         On March 2, 2000, we entered into a promissory agreement with Arthur Bernstein, our Executive VP, for the principal sum of $161,500, of which $61,500 was paid in March 2000. The note is in connection with the issuance of common stock for the exercise of the option to purchase 175,000 shares of common stock at $0.82 per share. Interest shall accrue at 5% per annum and shall be due and payable on or before February 28th of each year. All outstanding principal shall be due and payable on or before February 28, 2002. As of December 31, 2000, the balance of the Promissory Note was $104,957.

         During the fiscal year ended June 30, 1999, we entered into a Securities Purchase Agreement with Mountaingate pursuant to which Mountaingate purchased 1,300,000 shares of the Series C Convertible Preferred Stock in exchange for $1,300,000.00. Mountaingate transferred the 1,300,000 shares of Series C Preferred Stock to Alison Meyer and Patricia Meyer. On January 7, 2000, Alison Meyer and Patricia Meyer each converted 650,000 shares of Series C Preferred Stock to common stock at a price of $0.50 per share and each exercised 750,000 options at $1.20 per share and executed two Promissory Notes (which have been subsequently amended), each in the amount of $1,225,000. As of December 31, 2000, the balance of each of the Promissory Notes are $1,286,427, including accrued interest.

         During the year ended December 31, 2000, we purchased approximately $251,000 of marketing communications services from Strategic/Ampersand Inc., a company owned partially by Mr. Iscove's wife.


AUDIT COMMITTEE REPORT (1)

         The Audit Committee currently consists of Messrs. Berkowitz, Iscove, and Graham. Responsibilities of the Audit Committee include (i) reviewing financial statements and consulting with the independent auditors concerning our financial statements, accounting and financial policies and internal controls,
(ii) reviewing the scope of the independent auditors' activities and the fees of the independent auditors and (iii) maintaining good communications among the Audit Committee, our independent auditors and our management on accounting matters. Three meetings of the Audit Committee were held during the fiscal year ended December 31, 2000. Messrs. Berkowitz and Graham are independent directors (as that term is defined in Rule 4200 (a)(14) of the National Association of Securities Dealers' Marketplace Rules). Mr. Iscove is not considered an independent director under that rule because he is our employee. A copy of the Restated Audit Committee Charter is attached to this Proxy Statement as APPENDIX A.

         In fulfilling its responsibilities for the financial statements for fiscal year 2000, the Audit Committee:

     - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000, with management and Singer Lewak Greenbaum & Goldstein LLP ("Singer Lewak"), our independent accountants;

     - Discussed with Singer Lewak the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     - Received written disclosures and the letter from Singer Lewak regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with Singer Lewak their independence.

         The Audit Committee approved the engagement of Singer Lewak as our independent auditors for the year ended December 31, 2000. The Audit Committee has also approved the engagement of Singer Lewak as our independent auditors for the year ended December 31, 2001. Representatives of Singer Lewak are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by Singer Lewak for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000, were approximately $43,000.



--------
(1) The material in this report is not "soliciting material," is not deemed to be filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended whether made before the date hereof and irrespective of any general incorporation in any such filing.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         We did not pay any fees for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed by Singer Lewak for services rendered to us other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000, were $10,170.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

         Based on the Audit Committee's review of the audited financial statements and discussions with management and Singer Lewak, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the SEC.

                                           Ivan Berkowitz
                                           Stanley Graham
                                           Michael Iscove

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Any stockholder who intends to present a proposal at the next Annual Meeting of stockholders for inclusion in our Proxy Statement and Proxy form relating to that Annual Meeting must submit that proposal to us at our principal executive offices by March 19, 2002. Proposals of stockholders intended to be considered at the next Annual Meeting of Stockholders but not included in our Proxy Statement for that meeting must be received by us no later than June 3, 2002. If notice of a stockholder proposal is not provided to us by that date, any proxy that management solicits for the Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as the proposal is properly presented at the meeting.


SOLICITATION OF PROXIES

         It is expected that the solicitation of proxies will be primarily by mail. We will assume the cost of solicitation by management. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting the proxies.


ANNUAL REPORT ON FORM 10-KSB

         THE COMPANY INCORPORATES HEREIN BY REFERENCE INFORMATION SET FORTH IN THE ANNUAL REPORT ON FORM 10-KSB, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. THE COMPANY IS PROVIDING TO STOCKHOLDERS ALONG WITH THIS PROXY STATEMENT THE ANNUAL REPORT ON FORM 10-KSB.



                                            ON BEHALF OF THE BOARD OF DIRECTORS

                                            /S/ IRWIN MEYER
                                            -----------------------------------
                                            IRWIN MEYER
                                            CHIEF EXECUTIVE OFFICER AND
                                            CHAIRMAN OF THE BOARD OF DIRECTORS

BEVERLY HILLS, CALIFORNIA
JUNE __, 2001

EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                NETCURRENTS, INC.

THE UNDERSIGNED, BEING THE PRESIDENT AND SECRETARY, RESPECTIVELY, OF NETCURRENTS, INC. (THE "CORPORATION") DO HEREBY CERTIFY AS FOLLOWS:

1. THE CORPORATION IS A CORPORATION ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

2. ARTICLE II OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, IS HEREBY AMENDED AND RESTATED TO READ IN ITS ENTIRETY AS FOLLOWS:

                                   "ARTICLE II

          THE NAME OF THE CORPORATION (THE "CORPORATION") IS NETCURRENTS INFORMATION SERVICES, INC."

3. THE FOREGOING AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, HAS BEEN DULY ADOPTED BY THE CORPORATION'S BOARD OF DIRECTORS AND STOCKHOLDERS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW.

IN WITNESS WHEREOF, THE UNDERSIGNED HAVE SUBSCRIBED THIS DOCUMENT ON THE DATE SET FORTH BELOW.


DATED:                                         ATTESTED:

------------------------------------           --------------------------------
IRWIN MEYER, CHIEF EXECUTIVE OFFICER           ARTHUR BERNSTEIN, SECRETARY

EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                NETCURRENTS, INC.

THE UNDERSIGNED, BEING THE PRESIDENT AND SECRETARY, RESPECTIVELY, OF NETCURRENTS, INC. (THE "CORPORATION") DO HEREBY CERTIFY AS FOLLOWS:

1. THE CORPORATION IS A CORPORATION ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

2. THE FIRST FULL SENTENCE OF ARTICLE VII OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, IS HEREBY AMENDED AND RESTATED TO READ IN ITS ENTIRETY AS FOLLOWS:

                                  "ARTICLE VII

                  THE CORPORATION SHALL BE AUTHORIZED TO ISSUE A TOTAL OF ONE HUNDRED TWENTY MILLION (120,000,000) SHARES OF ALL CLASSES OF STOCK. OF SUCH TOTAL NUMBER OF SHARES OF STOCK, ONE HUNDRED MILLION (100,000,000) SHARES ARE AUTHORIZED TO BE COMMON STOCK, EACH OF WHICH SHARES SHALL HAVE A PAR VALUE OF $0.001 PER SHARE, AND TWENTY MILLION (20,000,000) SHARES ARE AUTHORIZED TO BE PREFERRED STOCK, EACH OF WHICH SHARES SHALL HAVE A PAR VALUE OF $0.001 PER SHARE, AS DESCRIBED BELOW."

3. THE FOREGOING AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, HAS BEEN DULY ADOPTED BY THE CORPORATION'S BOARD OF DIRECTORS AND STOCKHOLDERS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW.

IN WITNESS WHEREOF, THE UNDERSIGNED HAVE SUBSCRIBED THIS DOCUMENT ON THE DATE SET FORTH BELOW.



DATED:                                         ATTESTED:

------------------------------------           --------------------------------
IRWIN MEYER, CHIEF EXECUTIVE OFFICER           ARTHUR BERNSTEIN, SECRETARY

EXHIBIT C
                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                NETCURRENTS, INC.

THE UNDERSIGNED, BEING THE PRESIDENT AND SECRETARY, RESPECTIVELY, OF NETCURRENTS, INC. (THE "CORPORATION") DO HEREBY CERTIFY AS FOLLOWS:

1. THE CORPORATION IS A CORPORATION ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

2. THE CERTIFICATE OF INCORPORATION OF THE CORPORATION IS HEREBY AMENDED TO EFFECT A ONE (1) FOR ____ (__) REVERSE SPLIT OF ALL OF THE CORPORATION'S ISSUED COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE "COMMON STOCK"), WHEREBY, AUTOMATICALLY UPON THE FILING OF THIS AMENDMENT WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE, EACH ____ (__) ISSUED SHARES OF COMMON STOCK SHALL BE CHANGED INTO ONE (1) SHARE OF COMMON STOCK, AND, IN THAT CONNECTION, TO REDUCE THE STATED CAPITAL OF THE CORPORATION.

3.  IN ORDER TO EFFECTUATE THE AMENDMENT SET FORTH IN PARAGRAPH 2 ABOVE:

     (A) ALL OF THE CORPORATION'S ISSUED COMMON STOCK, HAVING A PAR VALUE OF $0.001 PER SHARE, IS HEREBY CHANGED INTO NEW COMMON STOCK, HAVING A PAR VALUE OF $0.001 PER SHARE, ON THE BASIS OF ONE (1) NEW SHARE OF COMMON STOCK FOR EACH ____ (__) SHARES OF COMMON STOCK ISSUED AS OF THE DATE OF FILING OF THE AMENDMENT WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT NO FRACTIONAL SHARES OF COMMON STOCK SHALL BE ISSUED PURSUANT TO SUCH CHANGE. EACH SHAREHOLDER WHO WOULD OTHERWISE BE ENTITLED TO A FRACTIONAL SHARE AS A RESULT OF SUCH CHANGE SHALL HAVE ONLY A RIGHT TO RECEIVE, IN LIEU THEREOF, A CASH PAYMENT EQUAL TO THE FAIR MARKET VALUE OF SUCH FRACTIONAL SHARE;

     (B) THE CORPORATION'S AUTHORIZED SHARES OF COMMON STOCK, HAVING A PAR VALUE OF $0.001 PER SHARE, SHALL NOT BE CHANGED;

     (C) THE CORPORATION'S AUTHORIZED SHARES OF PREFERRED STOCK, HAVING A PAR VALUE OF $0.001 PER SHARE, SHALL NOT BE CHANGED; AND

     (D) THE CORPORATION'S STATED CAPITAL SHALL BE REDUCED BY AN AMOUNT EQUAL TO THE AGGREGATE PAR VALUE OF THE SHARES OF COMMON STOCK ISSUED PRIOR TO THE EFFECTIVENESS OF THIS AMENDMENT WHICH, AS A RESULT OF THE REVERSE SPLIT PROVIDED FOR HEREIN, ARE NO LONGER ISSUED SHARES OF COMMON STOCK.

4. THE FOREGOING AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, HAS BEEN DULY ADOPTED BY THE CORPORATION'S BOARD OF DIRECTORS AND STOCKHOLDERS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW.

IN WITNESS WHEREOF, THE UNDERSIGNED HAVE SUBSCRIBED THIS DOCUMENT ON THE DATE SET FORTH BELOW.



DATED:                                         ATTESTED:

------------------------------------           --------------------------------
IRWIN MEYER, CHIEF EXECUTIVE OFFICER           ARTHUR BERNSTEIN, SECRETARY

EXHIBIT D




                                NETCURRENTS, INC.

                            2001 STOCK INCENTIVE PLAN

                      SECTION 1 : GENERAL PURPOSE OF PLAN

     The name of this plan is the NetCurrents, Inc. 2001 Stock Incentive Plan (the "PLAN"). The purpose of the Plan is to enable NetCurrents, Inc., a Delaware corporation (the "COMPANY"), and any Parent or any Subsidiary to obtain and retain the services of the types of employees, consultants, officers and Directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                            SECTION 2 : DEFINITIONS

   For purposes of the Plan, the following terms shall be defined as set forth below:

     "ADMINISTRATOR" shall have the meaning as set forth in Section 3, hereof.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means (i) failure by an Eligible Person to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) engaging in misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or its shareholders; (iii) commission of a felony; (iv) the commission of a crime against the Company which is or potentially is materially injurious to the Company; or (v) as otherwise provided in the Stock Option Agreement or Stock Purchase Agreement. For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.

     "CHANGE IN CONTROL" shall mean:

(1) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; PROVIDED, HOWEVER, that in making the determination of ownership by the shareholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as shareholders of another party to the transaction shall be disregarded; or

(2) The sale, transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan.

     "COMPANY" means NetCurrents, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

     "DATE OF GRANT" means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

     "DIRECTOR" means a member of the Board.

     "DISABILITY" means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. For purposes of determining the term of an ISO pursuant to Section
6.6 hereof, the Disability must be expected to result in death or to have lasted or be expected to last for a continuous period of not less than 12 months. The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator.

     "ELIGIBLE PERSON" means an employee, officer, consultant or Director of the Company, any Parent or any Subsidiary.

     "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

     "EXERCISE PRICE" shall have the meaning set forth in Section 6.3 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall mean the fair market value of a Share, determined as follows:

(1) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the WALL STREET JOURNAL or such other source as the Administrator deems reliable;

(2) If the Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but closing sale prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the bid and asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the WALL STREET JOURNAL or such other source as the Administrator deems reliable;

(1) In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Administrator. Such determination shall be conclusive and binding on all persons.

     "FIRST REFUSAL RIGHT" shall have the meaning set forth in Section 8.7 hereof.

     "ISO" means a Stock Option intended to qualify as an "incentive stock option" as that term is defined in Section 422(b) of the Code.

     "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission.

     "NON-QUALIFIED STOCK OPTION" means a Stock Option not described in Section 422(b) of the Code.

     "OFFEREE" means a Participant who is granted a Purchase Right pursuant to the Plan.

     "OPTIONEE" means a Participant who is granted a Stock Option pursuant to the Plan.

     "OUTSIDE DIRECTOR" means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Treasury Regulations (26 Code of Federal Regulation Section 1.162-27(e)(3)).

     "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     "PARTICIPANT" means any Eligible Person selected by the Administrator, pursuant to the Administrator's authority in Section 3, to receive grants of Rights.

     "PLAN" means this NetCurrents, Inc. 2001 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

     "PURCHASE PRICE" shall have the meaning set forth in Section 7.3.

     "PURCHASE RIGHT" means the right to purchase Stock granted pursuant to
Section 7.

     "RIGHTS" means Stock Options and Purchase Rights.

     "REPURCHASE RIGHT" shall have the meaning set forth in Section 8.8 of the Plan.

     "SERVICE" shall mean service as an Employee, Director or consultant.

     "STOCK" means Common Stock of the Company.

     "STOCK OPTION" means an option to purchase shares of Stock granted pursuant to Section 6.

     "STOCK OPTION AGREEMENT" shall have the meaning set forth in Section 6.1.

     "STOCK PURCHASE AGREEMENT" shall have the meaning set forth in Section 7.1.

     "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     "SURVIVING ENTITY" means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the stockholders of a entity immediately after the merger, consolidation or similar transaction, equity securities which the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

     "TEN PERCENT SHAREHOLDER" means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424 of the Code, Stock constituting more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

                           SECTION 3 : ADMINISTRATION

     3.1 ADMINISTRATOR. The Plan shall be administered by either (i) the Board or (ii) the Committee (the group that administers the Plan is referred to as the "ADMINISTRATOR").

     3.2 POWERS IN GENERAL. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan, (i) Stock Options, (ii) Purchase Rights or (iii) any combination of the foregoing.

     3.3 SPECIFIC POWERS. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to determine whether each Stock Option is to be an ISO or a Non-Qualified Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the

Purchase Price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option Agreement or Stock Purchase Agreement relating to such grant or sale; (ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, the Purchase Price or Exercise Price, as the case may be, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; (xi) to make decisions with respect to outstanding Stock Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

     3.4 DECISIONS FINAL. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

     3.5 THE COMMITTEE. The Board may, in its sole and absolute discretion, from time to time, and at any period of time during which the Company's Stock is registered pursuant to Section 12 of the Exchange Act shall, delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous written consent of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. During any period of time during which the Company's Stock is registered pursuant to Section 12 of the Exchange Act, all members of the Committee shall be Non-Employee Directors and Outside Directors.

     3.6 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator's consultants shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; PROVIDED, HOWEVER, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

                     SECTION 4 : STOCK SUBJECT TO THE PLAN

     4.1 STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 9, 3,000,000 shares of Common Stock shall be reserved and available for issuance under the Plan. Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2 BASIC LIMITATION. The maximum number of shares with respect to which Options, awards or sales of Stock may be granted under the Plan to any Participant in any one calendar year shall be 1,500,000 shares. The number of shares that are subject to Rights under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan.

     4.3 ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such shares shall again be available for the purposes of the Plan.

                            SECTION 5 : ELIGIBILITY

     Eligible Persons who are selected by the Administrator shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; PROVIDED, HOWEVER, that only employees shall be eligible to be granted ISOs hereunder.

                  SECTION 6 : TERMS AND CONDITIONS OF OPTIONS.

     6.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     6.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of shares of Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9, hereof. The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-Qualified Stock Option.

     6.3 EXERCISE PRICE.

     6.3.1 IN GENERAL. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the "EXERCISE PRICE"), which shall, with respect to Incentive Stock Options, be not less than 100% of the Fair Market Value of the Stock on the Date of Grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Administrator; PROVIDED, HOWEVER, that the Exercise Price shall be no less than 85% of the Fair Market Value of the shares of Stock on the Date of Grant of the Non-Qualified Stock Option.

     6.3.2 TEN PERCENT SHAREHOLDER. A Ten Percent Shareholder shall not be eligible for designation as an Optionee or Purchaser, unless (i) the Exercise Price of a Non-Qualified Stock Option is at least 110% of the Fair Market Value of a Share on the Date of Grant, or (ii) in the case of an ISO, the Exercise Price is at least 110% of the Fair Market Value of a Share on the Date of Grant and such ISO by its terms is not exercisable after the expiration of five years from the Date of Grant.

     6.3.3 NON-APPLICABILITY. The Exercise Price restriction applicable to Non-Qualified Stock Options required by Sections 6.3.1 and 6.3.2(i) shall be inoperative if (i) the shares to be issued upon payment of the Exercise Price have been registered under a then currently effective registration statement under applicable federal securities laws and the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or becomes an investment company registered or required to be registered under the Investment Company Act of 1940, or (ii) a determination is made by counsel for the Company that such Exercise Price restrictions are not required in the circumstances under applicable federal or state securities laws.

     The Exercise Price shall be payable in a form described in Section 8 hereof.

     6.4 WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise or with the disposition of shares acquired by exercising an Option.

     6.5 EXERCISABILITY. Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable. In the case of an Optionee who is not an officer of the Company, a Director or a consultant, an Option shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the Date of Grant until such time as when the Company's securities become publicly traded. Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Board, in its sole discretion.

     6.6 TERM. The Stock Option Agreement shall specify the term of the Option. No Option shall be exercised after the expiration of ten years after the date the Option is granted. In addition, no option may be exercised (i) three months after the date the Optionee's Service with the Company, its Parent or its Subsidiaries terminates if such termination is for any reason other than death, Disability or Cause, (ii) one year after the date the Optionee's Service with the Company and its subsidiaries terminates if such termination is a result of death or Disability, and (iii) if the Optionee's Service with the Company and its Subsidiaries terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination; PROVIDED, HOWEVER, that the Stock Option Agreement for any Option may provide for longer or shorter periods, and the Administrator may, in its sole discretion, waive the accelerated expiration provided for in (i) or (ii). Outstanding Options that are not exercisable at the time of termination of employment for any reason shall expire at the close of business on the date of such termination. In the case of an ISO granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations, the term set forth in (i), above, shall not be more than five years after the date the Option is granted.

     6.7 LEAVES OF ABSENCE. For purposes of Section 6.6 above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Administrator).

     6.8 MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding Options (whether granted by the Company or another issuer) or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option. However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the Exercise Price for all shares subject to exercise under any outstanding Option shall not be deemed to impair any rights of the Optionee or increase the Optionee's obligations under such Option.

              SECTION 7 : TERMS AND CONDITIONS OF AWARDS OR SALES

     7.1 STOCK PURCHASE AGREEMENT. Each award or sale of shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

     7.2 DURATION OF OFFERS. Any right to acquire shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company.

     7.3 PURCHASE PRICE.

     7.3.1 IN GENERAL. Each Stock Purchase Agreement shall state the price at which the Stock subject to such Stock Purchase Agreement may be purchased (the "PURCHASE PRICE"), which, with respect to Stock Purchase Rights, shall be determined in the sole discretion of the Administrator; PROVIDED, HOWEVER, that the Purchase Price shall be no less than 85% of the Fair Market Value of the shares of Stock on either the Date of Grant or the date of purchase of the Purchase Right.

     7.3.2 TEN PERCENT SHAREHOLDERS. A Ten Percent Shareholder shall not be eligible for designation as a Purchaser unless the Purchase Price (if any) is at least 100% of the Fair Market Value of a Share.

     7.3.3 NON APPLICABILITY. The Purchase Price restrictions required by Sections 7.3.1 and 7.3.2 shall be inoperative if (i) the shares to be issued upon payment of the Purchase Price have been registered under a then currently effective registration statement under applicable federal securities laws and the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or becomes an investment company registered or required to be registered under the Investment Company Act of 1940, or (ii) a determination is made by counsel for the Company that such Purchase Price restrictions are not required in the circumstances under applicable federal or state securities laws.

     7.3.4 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable in a form described in Section 8.

     7.4 WITHHOLDING TAXES. As a condition to the purchase of shares, the Purchaser shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

                       SECTION 8 : PAYMENT; RESTRICTIONS

     8.1 GENERAL RULE. The entire Purchase Price or Exercise Price of shares issued under the Plan shall be payable in full by, as applicable, cash or check for an amount equal to the aggregate Purchase Price or Exercise Price for the number of shares being purchased, or in the discretion of the Administrator, upon such terms as the Administrator shall approve, (i) in the case of an Option, by a copy of instructions to a broker directing such broker to sell the Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a "CASHLESS EXERCISE"), (ii) in the case of an Option or a sale of Stock, by paying all or a portion of the Exercise Price or Purchase Price for the number of shares being purchased by tendering Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Purchase Price of the Stock with respect to which such Option or portion thereof is thereby exercised or Stock acquired (a "STOCK-FOR-STOCK EXERCISE") or (iii) by a stock-for-stock exercise by means of attestation whereby the Optionee identifies for delivery specific shares of Stock already owned by Optionee and receives a number of shares of Stock equal to the difference between the Option shares thereby exercised and the identified attestation shares of Stock (an "ATTESTATION EXERCISE").

     8.2 WITHHOLDING PAYMENT. The Purchase Price or Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) cashless exercise or attestation exercise; (ii) stock-for-stock exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee ("STOCK WITHHOLDING"); or (iv) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The Fair Market Value of the number of shares subject to Stock withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

     8.3 SERVICES RENDERED. At the discretion of the Administrator, shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

     8.4 PROMISSORY NOTE. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, in the discretion of the Administrator, upon such terms as the Administrator shall approve, all or a portion of the Exercise Price or Purchase Price (as the case may be) of shares issued under the Plan may be paid with a full-recourse promissory note. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; PROVIDED, HOWEVER, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

     8.5 EXERCISE/PLEDGE. To the extent that a Stock Option Agreement or Stock Purchase Agreement so allows and if Stock is publicly traded, in the discretion of the Administrator, upon such terms as the Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Administrator) of an irrevocable direction to pledge shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     8.6 WRITTEN NOTICE. The purchaser shall deliver a written notice to the Administrator requesting that the Company direct the transfer agent to issue to the purchaser (or to his designee) a certificate for the number of shares of Common Stock being exercised or purchased or, in the case of a cashless exercise or share withholding exercise, for any shares that were not sold in the cashless exercise or withheld.

     8.7 FIRST REFUSAL RIGHT. Each Stock Option Agreement and Stock Purchase Agreement may provide that the Company shall have the right of first refusal (the "FIRST REFUSAL RIGHT"), exercisable in connection with any proposed sale, hypothecation or other disposition of the Stock purchased by the Optionee or Offeree pursuant to a Stock Option Agreement or Stock Purchase Agreement; and in the event the holder of such Stock desires to accept a bona fide third-party offer for any or all of such Stock, the Stock shall first be offered to the Company upon the same terms and conditions as are set forth in the bona fide offer.

     8.8 REPURCHASE RIGHTS. Following a termination of the Participant's Service the Company may repurchase the Participant's Rights as provided in this Section
8.8 (the "REPURCHASE RIGHT")

     8.8.1 REPURCHASE PRICE. Following a termination of the Participant's Service the Repurchase Right shall be exercisable at a price equal to (i) the Fair Market Value of vested Stock or, in the case of exercisable options, the Fair Market Value of the Stock underlying such unexercised options less the Exercise Price or (ii) the Purchase Price or Exercise Price, as the case may be, of unvested Stock; PROVIDED, HOWEVER, the right to repurchase unvested stock as described in Section 8.8.1(ii) shall lapse at a rate of at least 20% per year over five years from the date the Right is granted.

     8.8.2 EXERCISE OF REPURCHASE RIGHT. A Repurchase Right may be exercised only within 90 days after the termination of the Participant's Service for cash or for cancellation of indebtedness incurred in purchasing the shares.

     8.9 TERMINATION OF REPURCHASE AND FIRST REFUSAL RIGHTS. Each Stock Option Agreement and Stock Purchase Agreement shall provide that the Repurchase Rights and First Refusal Rights shall have no effect with respect to, or shall lapse and cease to have effect when the issuer's securities become publicly traded or a determination is made by counsel for the Company that such Repurchase Rights and First Refusal Rights are not permitted under applicable federal or state securities laws.

     8.10 NO TRANSFERABILITY. Except as provided herein, a Participant may not assign, sell or transfer Rights, in whole or in part, other than by will or by operation of the laws of descent and distribution.

     8.10.1 PERMITTED TRANSFER OF NON-QUALIFIED OPTION. The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Option (but not an ISO or Stock Purchase Right) as follows: (i) by gift to a member of the Participant's immediate family or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the trustor (either or both (i) or (ii) referred to as a "PERMITTED TRANSFEREE"). For purposes of this Section 8.10.1, "IMMEDIATE FAMILY" shall mean the Optionee's spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships.

     8.10.2 CONDITIONS OF PERMITTED TRANSFER. A transfer permitted under this
Section 8.10 hereof may be made only upon written notice to and approval thereof by Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan.

                   SECTION 9 : ADJUSTMENTS; MARKET STAND-OFF

     9.1 EFFECT OF CERTAIN CHANGES.

     9.1.1 STOCK DIVIDENDS, SPLITS, ETC. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares of Stock available for Rights, (ii) the number of shares of Stock covered by outstanding Rights and (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; PROVIDED, HOWEVER, that any fractional shares resulting from the adjustment shall be eliminated.

     9.1.2 LIQUIDATION, DISSOLUTION, MERGER OR CONSOLIDATION. In the event of: a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Rights by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Rights by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of Rights with substantially the same terms for such outstanding Rights; or (iv) the cancellation of such outstanding Rights without payment of any consideration, provided that if such Rights would be canceled in accordance with the foregoing, the Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the Rights holder a notice of cancellation, to exercise such Right in whole or in part without regard to any installment exercise provisions in the Right agreement.

     9.1.3 ACCELERATED VESTING AND EXERCISABILITY. Unless the applicable Stock Purchase Agreement or Stock Option Agreement provides otherwise, any right to repurchase a Purchaser's shares at the original Purchase Price (if any) upon termination of the Purchaser's Service without Cause shall lapse and all of such Stock shall become vested and all of such Options shall become exercisable in full if (i) a Change in Control occurs before the Purchaser's Service terminates and (ii) the options are not assumed by, or Repurchase Right is not assigned to, the entity that employs the Participant immediately after the Change in Control or to its parent or subsidiary.

     9.1.4 PAR VALUE CHANGES. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Stock" within the meaning of the Plan.

     9.2 DECISION OF ADMINISTRATOR FINAL. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; PROVIDED, HOWEVER, that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an ISO without the prior consent of the Optionee thereof.

     9.3 NO OTHER RIGHTS. Except as hereinbefore expressly provided in this
Section 9, no Participant shall have any rights by reason of any subdivision or consolidation of shares of Company stock or the payment of any dividend or any other increase or decrease in the number of shares of Company stock of any class or by reason of any of the events described in Section 9.1, above, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and, except as provided in this Section 9, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

     9.4 MARKET STAND-OFF. Each Stock Option Agreement and Stock Purchase Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including any public offering, while the Participant holds Stock acquired pursuant to the Plan, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "MARKET STAND-OFF").

                     SECTION 10 : AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the Plan at any time and for any reason. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

                        SECTION 11 : GENERAL PROVISIONS

     11.1 GENERAL RESTRICTIONS.

     11.1.1 NO VIEW TO DISTRIBUTE. The Administrator may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view towards distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

     11.1.2 LEGENDS. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     11.1.3 NO RIGHTS AS SHAREHOLDER. Except as specifically provided in this Plan, a Participant or a transferee of a Right shall have no rights as a shareholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 9.1, hereof.

     11.2 OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     11.3 DISQUALIFYING DISPOSITIONS. Any Participant who shall make a "DISPOSITION" (as defined in Section 424 of the Code) of all or any portion of an ISO within two years from the date of grant of such ISO or within one year after the issuance of the shares of Stock acquired upon exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

     11.4 REGULATORY MATTERS. Each Stock Option Agreement and Stock Purchase Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

     11.5 RECAPITALIZATIONS. Each Stock Option Agreement and Stock Purchase Agreement shall contain provisions required to reflect the provisions of Section 9.

     11.6 DELIVERY. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

     11.7 OTHER PROVISIONS. The Stock Option Agreements and Stock Purchase Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

                    SECTION 12 : INFORMATION TO PARTICIPANTS

     To the extent necessary to comply with California law, the Company each year shall furnish to Participants its balance sheet and income statement unless such Participants are limited to key Employees whose duties with the Company assure them access to equivalent information.

                      SECTION 13 : EFFECTIVE DATE OF PLAN

     The effective date of this Plan is June 12, 2001. The adoption of the Plan is subject to approval by the Company's shareholders, which approval must be obtained within 12 months from the date the Plan is adopted by the Board. In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Options or sales or awards of shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

                           SECTION 14 : TERM OF PLAN

     The Plan shall terminate automatically on June 12, 2011, but no later then prior to the 10th anniversary of the effective date. No Right shall be granted pursuant to the Plan after such date, but Rights theretofore granted may extend beyond that date. The Plan may be terminated on any earlier date pursuant to
Section 10 hereof.

                            SECTION 15 : EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same as of June 12, 2001.



                                             NETCURRENTS, INC.

                                             By:
                                                 ------------------------------

APPENDIX A

                                    RESTATED
                             AUDIT COMMITTEE CHARTER
                                       OF
                                NETCURRENTS, INC.

1.       ORGANIZATION

         This charter (the "CHARTER") governs the operations of the audit committee (the "AUDIT COMMITTEE") of the Board of Directors (the "BOARD") of NetCurrents, Inc. (the "COMPANY"). The Audit Committee shall review and reassess the Charter at least annually and will amend the charter, if appropriate, with the approval of the Board.

          o COMPOSITION. The Committee shall be appointed by the Board and shall be comprised of at least two directors, a majority of whom must be independent of management and the Company. The Board will also select a chairman for the Audit Committee. Each member of the Audit Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. In addition, each member of the Audit Committee must be independent as defined by the National Association of Securities Dealers. A member of the Audit Committee will not be considered independent if the member
               (i) is employed by the Company or any of its affiliates for the current year or any of the past three years; (ii) accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer; (iv) is a partner in, or a controlling shareholder or executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (v) is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

          o QUALIFICATIONS OF MEMBERS. All Audit Committee members shall be financially literate and experienced in reading and understanding financial statements, including the Company's balance sheet, income statement and statement of cash flow (or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee). At least one member of the Company's Audit Committee shall have past employment experience in finance or accounting or have a professional certification in accounting or other comparable experience.

2.       STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, the independent auditors, the internal auditors and the management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or the other experts for this purpose.

3.       RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

         The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

          o The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate.

          o The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders.

          o The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the Audit Committee shall review and recommend to the board the selection of the Company's independent auditors.

          o The Audit Committee shall discuss with the auditors their independence from management and the Company including any relationships that may potentially impair their independence, as required by Independence Standards Board Statement No. 1. The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company.

          o The Audit Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.

          o The Audit Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs.

          o The Audit Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

          o The Audit Committee shall review with financial management and the independent auditors the Company's quarterly financial results and any related press releases prior to the release of earnings.

          o The Audit Committee shall meet with management and the independent auditors and review and approve the interim financial statements and quarterly report on Form 10-Q prior to the filing or distribution of the quarterly report. In addition, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

          o The Audit Committee shall meet with management and the independent auditors and review the financial statements to be included in the Company's Annual Report on Form 10-KSB (or the annual report to shareholders if distributed prior to the filing of Form 10-KSB), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Audit Committee shall review and formally approve the Company's Annual Report on Form 10-KSB prior to filing or distribution. The Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, including the matters required to be communicated to audit committees pursuant to Statement of Accounting Standards No. 61.

          o The Audit Committee shall prepare an annual report to the Company's shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.


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


                                NETCURRENTS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


     THE UNDERSIGNED, A STOCKHOLDER OF NETCURRENTS INC., A DELAWARE CORPORATION, (THE "COMPANY") HEREBY APPOINTS IRWIN MEYER AND ARTHUR BERNSTEIN, AND EACH OF THEM, THE PROXY OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO ATTEND, VOTE AND ACT FOR THE UNDERSIGNED AT THE COMPANY'S ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING"), TO BE HELD ON JULY 16, 2001, AND AT ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, TO VOTE AND REPRESENT ALL OF THE SHARES OF THE COMPANY WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE, AS FOLLOWS:

     THE BOARD OF DIRECTORS RECOMMENDS A FOR VOTE ON PROPOSAL 1, A FOR VOTE ON PROPOSAL 2, A FOR VOTE ON PROPOSAL 3, A FOR VOTE ON PROPOSAL 4 AND A FOR VOTE ON PROPOSAL 5.

     THE BOARD OF DIRECTORS RECOMMENDS AN AGAINST VOTE ON PROPOSAL 6.

     1. TO ELECT DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED, AS PROVIDED IN THE PROXY STATEMENT.

              ____ FOR             ____ AGAINST         ____ ABSTAIN

          (INSTRUCTIONS: A "FOR" VOTE GRANTS AUTHORITY TO VOTE YOUR PROXY FOR ALL THE NOMINEES LISTED BELOW. TO WITHHOLD AUTHORITY FOR A NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT A NAME BELOW.)

               Irwin Mayer      Arthur H. Bernstein     Michael Iscove
               Evan M. Levine   Ivan Berkowitz          Stanley Graham


     2. TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CHANGE THE NAME OF THE COMPANY FROM NETCURRENTS, INC. TO NETCURRENTS INFORMATION SERVICES, INC.

              ____ FOR             ____ AGAINST         ____ ABSTAIN

     3. TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 50,000,000 SHARES TO 100,000,000 SHARES.

              ____ FOR             ____ AGAINST         ____ ABSTAIN

     4. TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, AT A RATIO BETWEEN ONE-FOR-THREE AND ONE-FOR-FIVE TO BE DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS.

              ____ FOR             ____ AGAINST         ____ ABSTAIN

     5.   TO APPROVE THE COMPANY'S 2001 STOCK INCENTIVE PLAN.

              ____ FOR             ____ AGAINST         ____ ABSTAIN

     6. TO VOTE ON A STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS EITHER CALL FOR IMMEDIATE PAYMENT ON TWO EXISTING PROMISSORY NOTES OR SEEK PAYMENT ON THOSE NOTES AT THE EARLIEST DATE PROVIDED FOR UNDER THE NOTES.

              ____ FOR             ____ AGAINST         ____ ABSTAIN

     THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY TO VOTE AT THE ANNUAL MEETING, AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXY HOLDER MAY LAWFULLY DO BY VIRTUE HEREOF. AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, THE PROXY HOLDER IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE APPROVAL OF: THE ELECTION OF DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED, AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CHANGE THE NAME OF THE COMPANY FROM NETCURRENTS, INC. TO NETCURRENTS INFORMATION SERVICES, INC., AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 50,000,000 SHARES TO 100,000,000 SHARES, AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, AT A RATIO BETWEEN ONE-FOR-THREE AND ONE-FOR-FIVE TO BE DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS, THE COMPANY'S 2001 STOCK OPTION PLAN, AND AS THE PROXY HOLDER SHALL DEEM ADVISABLE ON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, UNLESS OTHERWISE DIRECTED.

     THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE AGAINST THE APPROVAL OF: THE STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS EITHER CALL FOR IMMEDIATE PAYMENT ON TWO EXISTING PROMISSORY NOTES OR SEEK PAYMENT ON THOSE NOTES AT THE EARLIEST DATE PROVIDED FOR UNDER THE NOTES.

     THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF ANNUAL MEETING AND ACCOMPANYING PROXY STATEMENT DATED JUNE __, 2001 RELATING TO THE ANNUAL MEETING.


                                   DATE:  ______________________________, ____



                                       ----------------------------------------



                                       ----------------------------------------
                                       SIGNATURE(S) OF STOCKHOLDER(S)
                                       (SEE INSTRUCTIONS BELOW)


                                       THE SIGNATURE(S) HEREON SHOULD
                                       CORRESPOND EXACTLY WITH THE NAME(S)
                                       OF THE STOCKHOLDER(S) APPEARING ON
                                       THE STOCK CERTIFICATE. IF STOCK IS
                                       JOINTLY HELD, ALL JOINT OWNERS
                                       SHOULD SIGN. WHEN SIGNING AS
                                       ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                       TRUSTEE OR GUARDIAN, PLEASE GIVE
                                       FULL TITLE AS SUCH. IF SIGNER IS A
                                       CORPORATION, PLEASE SIGN THE FULL
                                       CORPORATION NAME, AND GIVE TITLE OF
                                       SIGNING OFFICER.


                           THIS PROXY IS SOLICITED BY
                            THE BOARD OF DIRECTORS OF
                                NETCURRENTS, INC.


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